Exhibit 99.1

Company Contact:	Financial Dynamics:
Dick Anderson	Julie Huang (investors)
Chief Financial Officer	Robert Stanislaro (media)
661-775-5302	212-850-5600
danderson@mannkindcorp.com	mnkd@fd-us.com
MANNKIND CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2005
FINANCIAL RESULTS
- Conference Call to Begin Today at 9:00 a.m. ET -
VALENCIA, Calif., February 6, 2006 — MannKind Corporation (Nasdaq NM: MNKD) today reported financial results for the fourth quarter and year ended December 31, 2005.
For the fourth quarter of 2005, total operating expenses were $35.0 million, compared with $21.7 million for the fourth quarter of 2004. Research and development (R&D) expenses increased by $8.1 million to $28.6 million for the fourth quarter of 2005 compared to the fourth quarter of 2004, primarily due to increased costs associated with the Company’s expanded clinical development program for Technosphere® Insulin, which is currently in Phase 3 clinical trials in the U.S. and Europe. General and administrative (G&A) expenses increased by $5.3 million to $6.5 million for the fourth quarter of 2005 compared to the fourth quarter of 2004 primarily due to changes in stock compensation expense and increased consulting and various other general and administrative expenses, such as legal and accounting fees.
The net loss applicable to common stockholders for the fourth quarter of 2005 was $33.3 million, or $0.66 per share based on 50.3 million shares outstanding, compared with a net loss applicable to common stockholders of $21.2 million, or $0.65 per share based on 32.8 million shares outstanding, for the fourth quarter of 2004.
For the year ended December 31, 2005, total operating expenses were $118.1 million, compared with $77.1 million for 2004. R&D expenses were $95.3 million in 2005, up $35.9 million from 2004, primarily related to the expansion of clinical trials of the Technosphere Insulin program. G&A expenses increased by $5.1 million to $22.8 million for 2005 as compared to 2004 primarily related to increased compensation and other employee related costs and increased legal, accounting and consulting fees.

The net loss applicable to common stockholders for 2005 was $114.3 million, or $2.87 per share based on 39.9 million shares outstanding, compared with a net loss applicable to common stockholders of $95.9 million, or $3.80 per share based on 25.2 million shares outstanding for 2004.
“2005 was an exceptional year for MannKind,” said Alfred Mann, Chairman and Chief Executive Officer of MannKind Corporation. “In addition to strengthening our balance sheet and expanding our management team, we added to the growing evidence of the safety, efficacy, and other differentiating qualities of our lead investigational product candidate, Technosphere Insulin, an inhalable form of insulin for type 1 and type 2 diabetes.”
Hakan Edstrom, President and Chief Operating Officer of MannKind Corporation added, “In recent clinical trials, we observed that the Technosphere Insulin System reduces blood glucose excursions following a meal compared to the effect seen with oral or injectable diabetes medications. At the same time, Technosphere Insulin appears to reduce the risk of late postprandial hypoglycemia commonly associated with other diabetes products, without any evidence of weight gain or deterioration in pulmonary function.”
Conference Call
MannKind management will host a conference call to discuss these results today at 9:00 a.m. Eastern Standard Time. To participate in the call please dial (888) 566-5775 or (210) 839-8503. To listen to the call via the Internet please visit www.mannkindcorp.com. A telephone replay will be accessible for approximately 48 hours following completion of the call by dialing (866) 350-6999 or (203) 369-0042 and entering conference number 1437837. The web site replay will be available for fourteen days.
Presenting from the Company will be:
•	Chairman and Chief Executive Officer Alfred Mann

•	President and Chief Operating Officer Hakan Edstrom

•	Corporate Vice President and Chief Financial Officer Dick Anderson
About MannKind Corporation
MannKind Corporation (Nasdaq: MNKD) focuses on the discovery, development and commercialization of therapeutic products for diseases such as diabetes and cancer. Its lead investigational product candidate, the Technosphere® Insulin System, is currently in phase 3 clinical trials in the U.S. and Europe to study its safety and efficacy in the treatment of diabetes. For more information on MannKind Corporation and its technology, visit www.mannkindcorp.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to MannKind’s clinical trials and product candidates that involve risks and uncertainties.

Words such as “believes”, “anticipates”, “plans”, “expects”, “intend”, “will”, “goal”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the progress, timing and results of clinical trials, the risk that future safety and efficacy studies may not confirm our past clinical results, risks related to intellectual property matters, difficulties or delays in seeking or obtaining regulatory approval, risks related to manufacturing the Company’s lead product candidate, risks related to competition from other pharmaceutical or biotechnology companies, risks related to the Company’s ability to enter into any collaborations or strategic partnerships or obtain additional financing to support the Company’s operations, risks related to the Company’s ability to meet milestones and other risks detailed in MannKind’s filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2004 and periodic reports on Form 10-Q and Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this news release.
(Tables to follow)

MannKind Corporation
Consolidated Statements of Operations
(Unaudited)

(In thousands, except per share
amounts)	Three Months Ended December 31,		Year Ended December 31,
	2005	2004	2005	2004

Revenue	—	—	—	—

Operating expenses:
Research and development	28,589	20,506	95,347	59,406
General and administrative	6,457	1,191	22,775	17,743

Total operating expenses	35,046	21,697	118,122	77,149

Loss from operations	(35,046)	(21,697)	(118,122)	(77,149)
Other income (expense)	85	114	78	226
Interest income	1,669	433	3,707	932

Loss before provision for income taxes	(33,292)	(21,150)	(114,337)	(75,991)
Income taxes	0	0	(1)	(1)

Net loss	(33,292)	(21,150)	(114,338)	(75,992)
Deemed dividend related to beneficial conversion feature of convertible preferred stock	0	0	0	(19,822)
Accretion on redeemable preferred stock	0	0	0	(60)

Net loss applicable to common stockholders	$(33,292)	$(21,150)	$(114,338)	$(95,874)

Net loss per share applicable to common stockholders — basic and diluted	$(0.66)	$(0.65)	$(2.87)	$(3.80)

Shares used to compute basic and diluted net loss per share applicable to common stockholders	50,250	32,768	39,871	25,221

MannKind Corporation
Condensed Consolidated Balance Sheet
(Unaudited)
(in thousands)

	December 31,	December 31,
Assets	2005	2004

Current assets:
Cash and cash equivalents	$56,037	$78,987
Marketable securities	89,597	11,546
Restricted cash		583
State research and development tax credit exchange receivable — current	1,194	1,500
Prepaid expenses and other current assets	3,044	3,265

Total current assets	149,872	95,881

Property and equipment — net	76,183	66,511

State research and development tax credit exchange receivable — net of current portion	2,031	1,030
Other assets	285	61

Total	$228,371	$163,483

Liabilities and Stockholders’ Equity

Current liabilities	$21,365	$13,044

Other liabilities	29	76
Stockholders’ equity	206,977	150,363

Total	$228,371	$163,483

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